Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RLJ Entertainment, Inc.
6320 Canoga Avenue, 8th Floor
Woodland Hills, California

We hereby consent to the incorporation by reference in the Registration Statement, as amended, on Form S-8 (No. 333-188609) of RLJ Entertainment, Inc. of our report dated March 19, 2014, relating to the consolidated financial statements which appears in this Form 10-K as of and for the year ended December 31, 2013.

/s/ BDO USA, LLP

BDO USA, LLP
Los Angeles, California
March 19, 2014